A. O. SMITH CORPORATION
                       EXECUTIVE SUPPLEMENTAL PENSION PLAN

                             AS AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2001

Section 1. Purpose

          The purpose of this Plan is to provide a pension plan supplement for certain key executives of the Company. This Plan, effective January 1, 2001, applies only to Executives who are in active employment with the Company on or after such date.

          This plan is an amendment and restatement of the A. O. Smith Corporation Supplemental Benefit Plan, dated December 14, 1993, and is a continuation of the pension plan supplement part of that plan. The profit sharing supplement part of that plan was continued under the A. O. Smith Corporation Supplemental Profit Sharing Plan, effective January 1, 2001.

Section 2.  Definitions

          (a) "Affiliate" a domestic subsidiary or affiliated company of A. O. Smith Corporation which has been designated as being eligible to participate in the Plan by the Committee.

          (b) "Average Monthly Earnings" means the monthly average in the five
(5) Plan Years (of the most recent ten (10) Plan Years prior to termination of employment) in which the greatest Earnings were received.

          (c) "Company" means A. O. Smith Corporation.

          (d) "Committee" means the Personnel and Compensation Committee of the Board of Directors of the Company.

          (e) "Earnings" shall mean the total of all wages, salaries, commissions and bonuses paid to the Executive, including any deferred compensation or salary reduction amounts pursuant to Section 125 and 401(k) of the Internal Revenue Code.

          (f) "Executive" means an employee of the Company or an Affiliate with a position which is assigned Grade 23 or above and who is entitled to a deferred vested or retirement benefit in the Pension Plan.

          (g) "Pension Plan" means the A. O. Smith Retirement Plan.

          (h) "Plan Year" means the calendar year.
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Section 3.  Pension Plan Supplement

          (a) An Executive may be entitled to receive a monthly Pension Plan supplement (the "Pension Plan Supplement") from the Company under this Plan. The formula for calculation of the monthly Pension Plan Supplement, if any, which an Executive may receive is as follows:

          (1) 1.65% of the Executive's Average Monthly Earnings multiplied by the number of years of Credited Service (as defined in the Pension Plan), but not more than forty (40) years;

          (2) reduced by any applicable reduction factors for early retirement in the Pension Plan;

          (3) minus the total monthly retirement or deferred vested benefit actually payable to the Executive from the Pension Plan; and

          (4)  minus the benefit that the Executive is entitled to under the A.
               O. Smith Corporation Executive Life Insurance Plan.

          (b) The monthly Pension Plan Supplement shall be paid to the Executive in each calendar month the Executive actually receives a retirement or deferred vested benefit from the Pension Plan in the same form elected under the Pension Plan. The Pension Plan Supplement shall cease on the date of the cessation of Pension Plan benefits to the Executive or any beneficiaries thereof.

          (c) In the event survivor benefits are payable to beneficiaries of the Executive from the Pension Plan, the Company shall pay a monthly supplement to the same beneficiaries equal in the aggregate to the Pension Plan Supplement, provided however, that any such supplemental beneficiary payments shall be reduced to reflect the joint and survivor benefit option election made by the Executive and in effect under the Pension Plan. In no event shall a benefit be paid under this Plan to a beneficiary of an Executive if the Executive dies prior to beginning receipt of his payments under the Pension Plan.

Section 4.  Unfunded Plan

          The rights of the Executive or an Executive's beneficiary under the Plan shall be solely those of an unsecured creditor of the Company. The Company shall not be required to set aside any assets with respect to the Plan and any assets actually held by the Company with reference to the Plan shall be the sole property of the Company. Neither the Executive nor an Executive's beneficiaries, heirs, legal representatives, or assigns shall have ownership rights of any nature with respect to any assets set aside for the Plan, unless and until such time as such assets are paid over and transferred to the Executive or the Executive's beneficiaries under the terms of the Plan.

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Section 5.  Non-Alienation of Benefits

          Neither an Executive nor his designated beneficiaries shall have the power to transfer, assign, anticipate or otherwise encumber in advance the payments provided in this Plan; nor shall any of said payments, nor any assets or funds of the Company or any Affiliate be subject to seizure for the payment of any of the Executive's or his beneficiaries' judgments, alimony or separate maintenance or be reached or transferred by operation of law in the event of the bankruptcy or insolvency of the Executive or any beneficiary.

Section 6.  Administration

          The Committee shall have all such powers that may be necessary to carry out the provisions of the Plan, including without limitation, the discretionary power and authority to delegate administrative matters to other persons, to construe and interpret the Plan, to adopt and revise rules, regulations and forms relating to and consistent with the Plan's terms, to select the actuarial factors to be used, to make all other benefit determinations, and to make any other determination which it deems necessary or advisable for the implementation and administration of the Plan. Subject to the foregoing, all decisions and determinations by the Committee shall be final, binding and conclusive as to all parties, including without limitation any Executive and all other employees and persons, unless arbitrary and capricious.

Section 7.  Appeals Procedures

          (a) If an Executive (or beneficiary) believes he is entitled to a benefit hereunder that was not provided, the Executive or beneficiary (hereinafter referred to as the "claimant") shall file a written claim for such benefit with the Committee. If for any reason a claim for benefits under this Plan is denied by the Committee, the Committee shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of the Plan on which the denial is based, a description of such other data as may be pertinent to the claim review, and information on the procedures to be followed by the claimant in obtaining a review of his claim and his right to file a civil suit pursuant to ERISA section 502, all written in a manner calculated to be understood by the claimant. For this purpose, the claimant's claim shall be deemed filed when presented in writing to the Committee, and the Committee's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

          (b) The claimant shall have sixty (60) days following his receipt of the denial of the claim to file with the Committee a written request for review of the denial. For such review, the claimant or his representative may review pertinent documents and submit written issues and comments. The Committee shall decide the issue on review and furnish the claimant with a copy of its decision within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be final and binding and in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the

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decision is based, a statement that the claimant is entitled to receive copies of, or access to, pertinent documents, and a statement that the claimant is entitled to bring an action under ERISA section 502. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.

Section 8.  Limitation of Rights Against the Company

          Participation in this Plan, or any modifications thereof, or the payments of any benefits hereunder, shall not be construed as giving to any Executive any right to be retained in the service of the Company, limiting in any way the right of the Company to terminate such Executive's employment at any time, evidencing any agreement or understanding, express or implied, that the Company will employ such Executive in any particular position or at any particular rate of compensation and/or guaranteeing such Executive any right to receive any other form or amount of remuneration from the Company.

Section 9.  Construction

          The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin, without reference to conflict of law principles thereof. Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine for all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof', "herein" and "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular paragraph.

Section 10.  Amendment or Termination of the Plan

          The Committee shall have the right to amend, modify, terminate or discontinue the Plan at any time; and such action shall be final, binding and conclusive as to all parties, including any Executive, any beneficiary thereof and all other employees and persons. Notwithstanding the foregoing, any such Committee action to terminate or discontinue the Plan or to change the payment amounts or the time and manner of payment thereof as then provided in the Plan shall not be effective and operative with respect to benefits accrued as of such date, unless and until written consent thereto is obtained from each Executive affected by such action or, if any such Executive is not then living, from the beneficiary thereof.

Section 11.  Relationship to Employment Agreements

          Except as otherwise expressly provided herein, the Plan does not affect the rights of the Executive under any employment or other compensation agreement with the Company covering an Executive.

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Section 12.  Successors and Assigns

          The terms and conditions of the Plan, as amended and in effect from time to time, shall be binding upon the successors and assigns of the Company, including without limitation any entity into which the Company may be merged or with which the Company may be consolidated.



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